Exhibit 10.49

Texas Form 2/13

LEASE AGREEMENT

BETWEEN

AGELLAN COMMERCIAL REIT U.S. L.P.,

LANDLORD

and

IDEAL POWER INC.,

TENANT

Exhibit A - Premises

Exhibit B - Rules and Regulations

Exhibit C - Form of Commencement Confirmation Letter

Exhibit D - Move-Out Standards

Exhibit E - Work Letter Addendum

DATA SHEET

DATE OF LEASE:	March 24, 2014

LANDLORD:	AGELLAN COMMERCIAL REIT U.S. L.P., a Delaware limited partnership

LANDLORD’S ADDRESS FOR RENT:	Agellan Commercial REIT U.S. L.P. c/o Stream Realty Partners – Austin, L.P. 515 Congress Avenue, Suite 1300 Austin, Texas 78701

TEMANT:	IDEAL POWER INC., a Delaware corporation

PREMISES:	Approximately 14,782 rentable square feet, as designated on Exhibit A, located at 4120 Freidrieh Lane, Suite 100, Austin, Texas, 78744

COMMENCEMENT DATE:	June 1, 2014, as the same may be modified pursuant to the terms of this lease agreement.

EXPIRATION DATE:	May 31, 2018, as the same may be modified pursuant to the terms of this lease agreement.

TERM:	Approximately forty-eight (48) months (together with the partial calendar month in which the Commencement Date occurs in case the Commencement Date is a date other than the first day of a calendar month), beginning on the Commencement Date, and ending on the Expiration Date, unless earlier terminated as provided in the lease agreement, and as may be modified pursuant to the terms of this lease agreement.

BASE RENT:	Base Rent shall be due hereunder as follows:

Period	Monthly Base Rent	Annual Base Rent
Commencement Date – May 31, 2015	$12,860.34	$154,324.08
June 1, 2015 – May 31,2016	$13,155.98	$157,871.76
June 1, 2016 – May 31,2017	$13,451.62	$161,419.44
June 1, 2017 – Expiration Date of Term	$13,747.26	$164,967.12

USE:	Office/lab

ADDRESSES FOR NOTICES:	Landlord:	with a copy to Landlord’s Managing Agent:
	Agellan Commercial REIT U.S. L.P. c/o Agellan Capital Partners Inc. 156 Front Street West, Suite 303 Toronto, Ontario, CANADA M5J 2L6 Attention: Frank Camenzuli	Stream Realty Partners Austin – L.P. 515 Congress Avenue, Suite 1300 Austin, Texas 78701

Tenant: Ideal Power Inc. 4120 Freidrich Lane, Suite 100 Austin, Texas 78744

SECURITY DEPOSIT:	$35,840.44 (subject to reduction per the last sentence of Subsection 2(c) below)

BUILDING:	4120 Freidrich Lane, Austin, Texas, the building in which the Premises are located.

PROJECT:	Southpark M

TENANT’S PROPORTIONATE SHARE:	Twenty percent (20%), calculated as a fraction, the numerator of which is 14,782, being the rentable area of the Premises and the denominator of which is 72.550, being the rentable area of the Building.

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TENANT’S BROKER:	Don Cox Company

The information in this Data Sheet is incorporated in and made a part of this lease agreement.

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LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is between Landlord and Tenant as of the Date of Lease.

WITNESETH:

1.          Premises and Term. In consideration of the obligation of Tenant to pay Rent (as defined in Paragraph 4(g)), and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord the Premises designated on the Data Sheet, as shown crosshatched on the plan attached hereto as Exhibit A, which Premises are located in the Building, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the Premises.

(a)          TO HAVE AND TO HOLD the same for the Term, provided however, that in the event the Commencement Date is a date other than the first day of a calendar month, the Term shall be extended for the number of days required to ensure that the last month of the Term shall always be a full calendar month, notwithstanding that, as a result thereof, number of months in the Term set forth in the Data Sheet shall be increased.

(b)          If Tenant begins to conduct business in all or any portion of the Premises before the date set for the Commencement Date on the Data Sheet, the Commencement Date shall be accelerated to be the date Tenant begins to conduct business in all or any portion of the Premises.

(c)          Notwithstanding the foregoing, if the Premises shall, on the scheduled Commencement Date of the Term, not be ready for occupancy by the Tenant due to the possession or occupancy thereof by any person not lawfully entitled thereto, or because construction by Landlord has not yet been substantially completed, or by reason of any Building operations, repair or remodeling to be done by Landlord, Landlord shall use good faith efforts to complete such construction, Building operations, repair or remodeling and to deliver possession of the Premises to Tenant. Landlord, using such good faith efforts, shall not in any way be liable for failure to obtain possession of the Premises for Tenant or to timely complete such construction, Building operations, repair or remodeling, but the Rent payable by Tenant under this Lease shall abate until the date Landlord is able to tender possession of the Premises to Tenant, which date shall be deemed the “Commencement Date;” and the Term shall be automatically extended so as to include the full number of months stated on the Data Sheet except that if the Commencement Date is other than the first day of a calendar month, such Term shall also be extended for the remainder of the calendar month in which possession is tendered.

(d)          The taking of possession by Tenant shall be deemed conclusively to establish that the Premises (a) are in good and satisfactory condition and (b) consist of the number of rentable square feet stated on the Data Sheet. Upon delivery of the Premises, Tenant shall execute and deliver to Landlord a letter accepting the Premises and confirming the Commencement Date, such letter to be in the form attached hereto as Exhibit C.

2.          Base Rent, Late Payment Charges and Security Deposit.

(a)          Base Rent. Tenant agrees to pay to Landlord Base Rent for the Premises in equal monthly installments on or before the first day of each calendar month during the Term, in advance, without demand, deduction or set off, for the entire Term in accordance with the Base Rent Schedule on the Data Sheet, except that the monthly installment of Base Rent (and Operating Costs) otherwise due and payable on the Commencement Date shall be due and paid by Tenant on the Date of Lease first set forth above.

(b)          Late Charge; Interest. If Tenant fails to pay any installment of Rent, including any amount treated as Additional Rent (as defined in Paragraph 4(g)) of this Lease, or other sums hereunder prior to the date such installment or other charge becomes delinquent pursuant to Paragraph 18, Tenant shall pay to Landlord on demand a late charge of five percent (5%) of the amount of each late installment or other charge to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be Additional Rent. In addition to the foregoing, to the extent Rent is not paid on or before the date the same becomes delinquent pursuant to Paragraph 18, all unpaid Rent shall accrue interest from the first day of each month at a rate which is the lesser of (i) eighteen percent (18%) per annum; or (ii) the highest amount permitted by applicable law and such interest shall constitute Additional Rent and shall be payable with the next installment of Base Rent falling due. The provision for the payment of such late charge and interest shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

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(c)          Security Deposit. Tenant agrees to deposit with Landlord on the date hereof, and hereby grants to Landlord a security interest in, the Security Deposit as stated on the Data Sheet, which Security Deposit shall be held by Landlord, without interest, as security for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon the occurrence of any Event of Default (as defined below) by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, apply such Security Deposit to any arrears of Rent or other payments due Landlord under this Lease, and any other damage, injury, expense or liability caused by such Event of Default without waiving such Event of Default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, subject to the provisions of Paragraph 27(a), any remaining balance of such Security Deposit shall be returned by Landlord to Tenant within thirty (30) days after all of Tenant’s obligations under this Lease have been fulfilled following the termination of this Lease. Provided that Tenant is not in default of any of its obligations on the last day of the eighteenth (18th) full calendar month of the Term of this Lease, Landlord shall return a portion of the Security Deposit equal to $17,920.00 to Tenant within fifteen (15) days following the expiration of said 18 th full calendar month of this Lease.

3.          Use. The Premises shall be used only for the Use stated on the Data Sheet and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, garbage containers and outdoor furniture are prohibited without Landlord’s prior written consent. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for Tenant’s Use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisance in or upon, or connected with, the Premises, all at Tenant’s sole expense. Tenant shall not receive, store or otherwise handle on the Premises any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance on the Building or the Project void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord for the Building or the Project is caused by Tenant’s use and occupancy of the Premises, then Tenant shall pay to Landlord the amount of such increase, upon demand, as Additional Rent.

4.          Operating Costs; Additional Rent.

(a)          Operating Costs. Commencing upon the Commencement Date and continuing for the entire Term, Tenant shall pay to Landlord, without demand, deduction or setoff, Tenant’s proportionate share of Operating Costs, as defined below, calculated on the basis of Tenant’s Proportionate Share stated on the Data Sheet, it being understood and agreed that Landlord, in its sole and absolute discretion, will have the right to determine whether any particular or specific item of Operating Costs shall be payable based on Tenant’s proportionate share of Operating Costs for the Building.

As used in this Lease, the term “Operating Costs” shall mean any and all expenses, costs and disbursements of any kind and nature whatsoever incurred by Landlord in connection with the ownership, management, maintenance, operation and repair of the Building which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such Operating Costs were incurred). Operating Costs shall include, without limitation, the costs of maintenance, repairs, and replacements to the Building, including, downspouts, gutters, painting, sprinkler systems, roof and walls; the costs of maintaining and repairing parking lots, parking structures and easements; property management fees, salaries, fringe benefits and related costs payable to employees of Landlord’s Managing Agent whose duties are connected with the Building; insurance costs, including, without limitation, Landlord’s insurance costs as described in Paragraph 14(a) below, all heating and air conditioning costs, electricity, sewer and water and other utility costs not separately metered to tenants, landscape maintenance, trash and snow removal, Taxes, as defined in Paragraph 4(f), and costs and expenses incurred by Landlord in protesting any assessments, levies or the tax rate, provided, however, that Operating Costs shall not include the following: (i) costs of alterations of any tenant’s premises, including the Premises; (ii) costs of curing construction defects to the base Building; (iii) depreciation; (iv) interest and principal payments on mortgages, and other debt costs; (v) real estate brokers’ leasing commissions or compensation; (vi) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; and (vii) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder. Notwithstanding anything contained herein to the contrary, the cost of capital improvements to the Building shall be included in Operating Costs only to the extent of the monthly amortization of the capital improvement cost. The monthly amortization of any given capital improvement cost shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord’s estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

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(b)          Estimated Operating Costs. Promptly after the commencement of this Lease and during January of each year or as soon thereafter as practicable. Landlord shall give Tenant written notice of its estimate of amounts payable under Paragraph 4(a) for such calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord one/twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in January, Tenant shall continue to pay on the basis of the prior year’s estimate until the first day of the month after the month in which such notice is given, at which time, in addition to paying the first installment of the estimated amount provided by Landlord for such year, Tenant shall also pay the difference, if any, between the current year’s estimate and the previous year’s estimate for the period from January 1 of such year through the last day of the month in which the notice was given. If at any time it appears to Landlord that the amounts payable under Paragraph 4(a) for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

Within ninety (90) days after the end of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a summary of the total Operating Costs for the previous calendar year and Tenant’s proportionate share thereof which shall be based upon Tenant’s Proportionate Share for the Building, as applicable, as stated in the Data Sheet. If such summary shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant (the “Excess Amount”), Landlord shall, at Landlord’s election, either pay to Tenant the Excess Amount or credit the Excess Amount against Operating Costs next falling due hereunder until the Excess Amount is exhausted; provided however, that if the summary shows an Excess Amount for the year in which this Lease expired, the summary shall be accompanied by a refund of the Excess Amount to Tenant. If such summary shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as Additional Rent, within thirty (30) days after delivery of the summary.

Notwithstanding the foregoing, if Landlord shall at any time and from time to time reasonably determine that Tenant’s use of any utility, material or service provided, directly or indirectly, by Landlord is disproportionate to the use of other tenants or to Tenant’s Proportionate Share thereof. Landlord may adjust Tenant’s share of the cost thereof from a date reasonably determined by Landlord to take equitable account of the disproportionate use.

(c)          Right to Audit. Tenant or its representatives, at their sole cost and expense, shall have the right to examine Landlord’s books and records of Operating Costs during normal business hours at Landlord’s property manager’s office, currently located in Austin, Texas, within thirty (30) days following the furnishing of the summary to Tenant. If Tenant takes exception to any item, Tenant shall deliver written notice specifying the exception in adequate detail to Landlord not later than the fortieth day following the furnishing of the summary to Tenant. Unless Tenant so notifies Landlord of any such exception within forty (40) days following the furnishing of the summary to Tenant (which item shall be paid in any event), such summary shall be considered as final and accepted by Tenant. Landlord and Tenant will attempt to negotiate a resolution of such item(s) for ten (10) days after Landlord’s receipt of the written exception notice which is timely delivered. If the parties are not able to come to a resolution, then Landlord shall, acting in good faith, choose a person reasonably acceptable to Tenant, experienced in commercial real estate, knowledgeable about commercial real estate operating expenses regarding industrial properties, inclusive of mixed use office/lab properties in the Austin, Texas market and unrelated to any of Landlord, Tenant, Landlord’s property manager or Tenant’s Broker and shall refer the matter to such person (the “Operating Cost Expert”), who shall be deemed to be acting as an expert and not as an arbitrator or appraiser. The Operating Cost Expert shall make a determination of as to the correctness of the item(s) to which Tenant took exception as expeditiously as possible, but in no event later than thirty (30) days after referral of the matter to him or her, which determination shall be conclusive and binding on the parties. Any adjustment required as a result of the determination of the Operating Cost Expert shall be made within thirty (30) days after the Operating Cost Expert provides its determination. The party required to make payment pursuant to the decision of the Operating Cost Expert shall pay the costs of the Operating Cost Expert; provided however, if there is a net downward adjustment in Operating Costs required by the Operating Cost Expert’s determination which is greater than five percent (5%) of the Operating Costs included in Landlord’s summary to Tenant, Landlord shall pay the cost of the Operating Cost Expert; in all other instances, Tenant shall pay the Operating Cost Expert.

(d)          Accrual Accounting. If Landlord selects the accrual accounting method rather than the cash accounting method for operating expense purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.

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(e)          Taxes.

(i)          Landlord agrees to pay before they become delinquent all taxes, including, without limitation any so-called "margin tax’' payable by Landlord on Landlord’s income, installments of special assessments and governmental charges of any kind and nature whatsoever, (herein collectively referred to as “Taxes’') lawfully due and payable by Landlord. In addition. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

(ii)         Tenant may deliver to the Landlord a written request that Landlord protest ad valorem taxes. Landlord, following such request or at any time during the term of this Lease, may elect to protest ad valorem taxes; provided, such election will be made in Landlord’s sole and absolute discretion; it being acknowledged that Landlord may determine that it will not protest any ad valorem taxes without liability to Tenant therefor. In the event Landlord elects not to protest ad valorem taxes following a request from Tenant, Landlord will provide Tenant an explanation of the reasons why Landlord is electing not to protest taxes.

(f)         Change in Method of Taxation. If at any time during the Term, the present method of taxation shall be changed so that in lieu of the whole or any pan of any Taxes (including personal property taxes described in Paragraph 4(c) hereof), assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent or any portion thereof and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such Rent or any portion thereof for the present or any future building or buildings on the Property, or any so-called “‘margin tax" on Landlord’s income, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof.

(g)         Definition of “Rent”. Any amounts in addition to Base Rent and Operating Costs, chargebacks for work performed by Landlord for the benefit of Tenant, if any, and other costs payable by Tenant to Landlord hereunder, if any, (collectively the “Additional Rent”) shall be an obligation of Tenant hereunder and all such Additional Rent shall be due and payable upon demand. Base Rent, Operating Costs and Additional Rent may be referred to collectively as “Rent.”

5.          Landlord’s Responsibilities. Except for reasonable wear and tear and any casualty against which Tenant was obligated to insure under this Lease, and subject to Landlord’s right of reimbursement from Tenant through Tenant’s payment of its Proportionate Share of Operating Costs or otherwise, Landlord shall maintain in good condition and working order, reasonable wear and tear and casualty excepted, the parking lot and sidewalks, including snow removal for sidewalks and the parking lot (provided, however, that Tenant shall be responsible for snow and ice removal from sidewalks located in front of and immediately adjacent to all entrances to the Premises); the foundation, exterior walls and other load bearing walls and roof of the Building and the landscaping around the Building. Tenant shall immediately give Landlord written notice of any defect or need for repairs. Landlord’s liability with respect to any defeats, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term “exterior walls” as used in this Lease shall not include windows, glass or plate glass, doors, special store fronts or office entries.

6.          Tenant’s Responsibilities.

(a)          Maintenance of Premises. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises (except to the extent Landlord is expressly responsible therefor as provided in Paragraph 5) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special entry, interior walls and finish work, floors and floor covering, heating and air conditioning systems, electrical systems, dock boards, truck doors, dock bumpers, dock seals, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris and keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition, and Tenant shall comply with the ADA. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to Paragraph 12(a), except that Tenant shall be obligated to repair all wind damage to glass unless caused by a tornado. Notwithstanding the foregoing to the contrary, in the event any window is defective on the date possession of the Premises is delivered to Tenant, Tenant shall not have the obligation to replace such window to the extent replacement is required by reason of that pre-existing defect; provided, all windows in the Premises shall be deemed in good condition (i.e., not defective), except to the extent that Tenant delivers to Landlord written notice within five (5) days following the Commencement Date specifically describing which windows and components thereof are defective as of the Commencement Date. Notwithstanding the foregoing, Tenant shall be and remain responsible for any replacement of windows required or arising directly or indirectly by reason of any negligent act or misuse of such windows by Tenant, its agents, employees, contractors, customers or invites.

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(b)          Damage to Demising Walls. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

(c)          Parking. Tenant and its employees, customers and licensees shall have the nonexclusive right to use, in common with the other parties occupying the Building, common parking areas, if any (exclusive of any parking or work load areas designated or to be designated by Landlord for the exclusive use of Tenant or other tenants occupying or to be occupying other portions of the Building), driveways and alleys adjacent to the Building, subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Tenant shall be allocated its proportionate share of the Building’s parking which is estimated at 4 spaces for every 1,000 square feet of rentable space

(d)          Preventive Maintenance. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days after the date Tenant takes possession of the Premises. Notwithstanding the foregoing to the contrary and not in limitation of other rights of Landlord under this Lease, Landlord may, by delivery of notice to Tenant at any time and from time to time, elect to administer either or both of the maintenance of the aforesaid hot water and HVAC systems and equipment serving the Premises, the cost of which shall remain Tenant's responsibility, payable as Additional Rent within thirty (30) days following receipt of an invoice therefor from Landlord.

(e)          Security Measures.

(i)          Tenant acknowledges and agrees that the Building is an industrial building, and, accordingly, the level of security services, if any, provided by Landlord are only those commonly provided for industrial buildings. Specifically, and without limitation of the foregoing, Landlord does not provide, and the Rent payable hereunder does not include, the cost of a guard service, an alarm service or other security measures.

(ii)         Notwithstanding the foregoing, to the extent Landlord provides any security measures at any time, such security measures are not intended to be and shall not be treated as a guaranty against crime, property damage, personal or bodily injury or death. Landlord does not make, and Tenant hereby waives any right to make a claim that Landlord has made any guaranty or warranty, express or implied, with respect to security at the Building or the Project or, if any security measures exist, that the same will prevent the occurrence of and/or the consequences of criminal or other unlawful activity. Without limiting the generality of the foregoing, it is the intent of this Lease that Tenant assume full and complete responsibility for claims, actions, judgments, damages, costs and expenses, including, without limitation, attorneys’ fees through all appellate levels, arising from or related to bodily injury, personal injury, property damage or death occurring on or about the Premises from any cause whatsoever, including, without limitation, loss to or of Tenant’s personal property after a casualty and/or criminal activity (and including, without limitation, such claims for which Landlord may be, or may be argued to be, liable).

(iii)        The parties agree that Landlord shall not be liable to Tenant for any injury, damage or loss from any cause whatsoever which is caused (A) in whole or in part arising from any problem, defect, malfunction or failure of any security measure (if any is provided); or (B) by criminal activity.

(iv)        Tenant assumes full responsibility for protecting the Premises and Tenant’s employees, licensees, invitees and personal property and from, among other things, theft, robbery, and pilferage, taking such measures as Tenant determines are necessary or desirable.

(f)          Costs Payable by Tenant. Upon demand by Landlord. Tenant shall pay, as Additional Rent, the cost and expense of repairing any damage to the Premises resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, contractors, patrons, customers, or any other person entering upon the property as a result of Tenant’s business activities or caused by Tenant’s default hereunder to the extent the cost of repairing such damage is not reimbursed by the insurance to be maintained by Landlord under Paragraph 12(a).

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7.          Alterations; Condition of Premises Upon Expiration. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord, which shall not be unreasonably withheld; provided Landlord may grant or withhold its approval to any alteration, addition or improvement that involves any wall or roof penetration or which may impact the roof, any building system or any structural component of the Building, in Landlord’s sole discretion. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner creet such shelves, bins, machinery and trade fixtures as it may deem advisable; provided they do not affect (a) any Building system or the structural components of the Building, including the roof, (b) the Basic character of the Building, or (e) overload or damage the Building, and in each case complying with all applicable laws, ordinances, regulations and other requirements. Prior to commencing any such alterations, additions or improvements Tenant shall provide such assurances to Landlord, including, without limitation, waivers of lien, surety company performance and payment bonds and/or personal guaranties of persons of substance, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from mechanics’, laborers’, materialmen’s or other liens. All alterations, additions, installations, improvements and partitions erected by Tenant, including, without limitation, all telephone and data communications cabling (“Cabling”), shall be and remain the property of Tenant during the Term and Tenant shall, unless Landlord otherwise elects as provided below, remove all alterations, additions, installations, improvements and partitions, including, without limitation, the Cabling, erected or installed by Tenant and put the Premises in the condition required by the terms of Exhibit D by the earliest of (a) the Expiration Date, (b) the date of termination of this Lease prior to the Expiration Date or (c) the vacating of the Premises without termination of this Lease (said earliest date may be referred to as the "Restoration Date”); provided, however, that if Landlord so elects, in writing, prior to the Restoration Date, such alterations, additions, installations, improvements, partitions and Cabling (other than trade fixtures and personal property of Tenant) shall become the property of Landlord as of the Restoration Date and shall be delivered to the Landlord with the Premises (excepting the Solar Panels under paragraph 33). All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed by Tenant by the Restoration Date if required by Landlord, and upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good and workmanlike manner and shall not damage the primary structural qualities of the Building.

8.          Signs/Window Coverings. All signage visible from the exterior of the Premises shall, at all times, be subject to Landlord’s prior written approval. Tenant shall not, without the prior written consent of Landlord, install or affix any window coverings, draperies, signs, window or door lettering or advertising media of any type on the Building or in or on the Premises which are visible from the exterior of the Building. Tenant shall remove any permitted signs and window coverings, but not blinds, not later than the Restoration Date. Any such installations and removals shall be made in such manner as to avoid injury or defacement of the Building and other improvements, and Tenant shall repair any injury or defacement, including, without limitation, discoloration caused by such installation and/or removal.

9.          Inspection. Upon one (1) business days’ prior written notice to Tenant (except the event of an emergency, in which case no such notice will be required) Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Premises at any reasonable time for the purpose of ascertaining the condition of the Premises or in order to make such repairs and perform such actions as may be required or permitted to be made by Landlord under the terms of this Lease. Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any reasonable time, upon one (1) business days’ prior written notice to Tenant, for the purpose of showing the Premises and, during the period that is six (6) months prior to the end of the Term, Landlord and Landlord’s agents shall have the right to erect a sign on the Premises indicating the Premises are available for lease.

10.         Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer and sprinkler charges and other utilities and services separately metered for the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and shall furnish and install all replacement electric light bulbs and tubes. Landlord shall not be liable for any interruption or failure of utility services, communications or data services serving the Building or the Premises arising from any cause whatsoever.

11.       Assignment and Subletting.

(a)          Assignment and Subletting. Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. The foregoing prohibition includes, without limitation, any subletting or assignment which would otherwise occur by merger, consolidation, reorganization, transfer or other change in Tenant’s corporate, partnership or proprietary structure, subject to the terms of Subsection 11(e) below. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from any assignee or subtenant all amounts due and becoming due to Tenant under such assignment or sublease and apply such amounts against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations hereunder. Landlord’s acceptance of any Rent following any assignment or other transfer prohibited by this Paragraph 11 shall not be deemed to be a consent by Landlord to such assignment or other transfer (including, without limitation, a prohibited sublease) nor shall the same be deemed a waiver of any right or remedy of Landlord hereunder for breach of this Paragraph 11.

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If Landlord grants its consent to any sublease or assignment, Tenant shall pay Landlord, as Additional Rent (a) fifty percent (50%) of amounts payable by the subtenant or assignee to Tenant which are in excess of the Base Rent Operating Costs and Additional Rent payable by Tenant to Landlord under this Lease; and (b) Landlord’s attorneys’ fees incurred with respect to such assignment or sublease. In addition, if Tenant has any options to extend or renew the Term, such options shall not be available to any subtenant or assignee, directly or indirectly. If Tenant assigns this Lease or sublets all or a portion of the Premises without first obtaining Landlord’s consent, as required by this Paragraph 11(a), said assignment or sublease shall be null and void and of no force or effect. Landlord’s consent to an assignment sublease or other transfer of any interest of Tenant in this Lease or in the Premises shall not be deemed to be a consent to any subsequent assignment, transfer, use or occupation.

(b)        Right of Recapture. In addition, but not in limitation of, Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within twenty (20) days following Landlord’s receipt of Tenant’s written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this subparagraph, the Term shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been the Expiration Date. If Landlord recaptures only a portion of the Premises under this subparagraph, the Base Rent during the remainder of the Term shall abate proportionately based on the Base Rent payable hereunder as of the date immediately prior to such recapture.

(c)        Permitted Transfers. Provided there is no then existing default by Tenant under this Lease or Event of Default outstanding, and notwithstanding the prohibition described in Subsection 11(a) above, Tenant shall have the right to (A) assign this Lease to an Affiliate (defined below) of Tenant; or (B) assign this Lease to a third party which acquires all or the majority of the ownership interests in Tenant, whether by merger, consolidation or otherwise (a "Merger Entity"); or (C) assign this Lease to a third party which acquires all or substantially all of the assets of Tenant (an “Asset Purchaser”); in each case, subject to and upon, Tenant’s compliance with the following conditions;

(i)          Tenant shall notify Landlord, in writing (the “Transfer Notice”), of such proposed assignment within thirty (30) days, but not less than ten (10) days, prior to the date of such assignment and provides therewith copies of the proposed assignment documents, which notice from Tenant to Landlord may include a requirement that the proposed transfer be kept confidential by Landlord, in which case Landlord shall, unless and until it otherwise becomes public information or the assignment is completed, whichever occurs first, keep such information confidential and not disclose it to any person except Landlord’s attorneys, employees, lenders, tax and financial advisors (with regard to each of which Landlord will use commercially reasonable efforts to require they likewise keep the information confidential), courts of competent jurisdiction and as otherwise may be required by law;

(ii)         The Affiliate, the Merger Entity or the Asset Purchaser, as the case may be, shall execute and deliver to Landlord on or before the date of the proposed assignment an instrument in form prepared by Landlord, whereby the Affiliate, the Merger Entity or the Asset Purchaser, as the case may be, assumes and agrees to perform this Lease and all of Tenant’s obligations hereunder; and

(iii)        If the assignment is to:

(A)         an Affiliate of Tenant, Tenant shall deliver to Landlord prior to the effective date of such assignment, and in form prepared by Landlord, (i) a guaranty of Tenant’s obligations under the Lease by the ultimate parent entity of Tenant and the assignee or by Tenant if the Tenant is the ultimate parent entity of the Affiliate, as the case may be, and (ii) an amendment to this Lease providing that the insolvency, bankruptcy or dissolution of such guarantor and a breach by such guarantor of its obligations under the guaranty shall each be an additional Event of Default under this Lease; or

(B)          an Asset Purchaser or to a Merger Entity, Tenant shall provide, simultaneously with the delivery of the Transfer Notice, financial statements reasonably satisfactory to Landlord which show that the Asset Purchaser or Merger Entity, as applicable, immediately after completion of the asset purchase/sale transaction or merger or consolidation, as the case may be, will have a net worth equal to or greater than Thirty Million Dollars ($30,000,000.00).

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Whether or not the proposed assignment is approved or effected, and notwithstanding any term of this Lease to the contrary, Tenant shall reimburse Landlord, as additional rent upon demand therefor, for all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with this Subsection 11 (c).

For the purposes of this Lease, the term “Affiliate” shall mean with respect to a party, any person or entity that controls, is controlled by or is under common control with such party, with "control” and its derivatives meaning (I) an entity that controls, is controlled by, or is under common control with Tenant; or (II) any partnership in which Tenant’s transferee is the general partner; or (III) any fund or entity in which Tenant’s transferee has an ownership interest allowing such transferee to control such entity. For the purposes of this Lease, “control” and its derivatives shall mean the ability, directly or indirectly to direct or cause the direction of the management and policies of a person or entity, whether by percentage interest, voting securities, contract or otherwise

12.       Fire and Casualty Damage.

(a)         Notice of Casualty. If the Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate oral and written notice thereof to Landlord’s Managing Agent.

(b)        Termination of Lease. If the Premises or the Building should be damaged to such an extent that substantial alteration or reconstruction of the Premises or the Building is, in Landlord’s sole opinion, required (whether or not the Premises are damaged), Landlord may, at its sole option, terminate this Lease upon written notice to Tenant within 75 days of the date of damage. If Landlord does not terminate this Lease under this Subparagraph 12(b), Landlord shall deliver to Tenant a non-binding estimate of the time needed to repair and restore the Premises or the Building within 90 days after the date of the damage. If Landlord’s estimate states that repair and restoration will not be completed within 180 days after the date of the damage, Tenant may terminate this Lease by giving Landlord notice of termination within ten (10) business days after the date Tenant receives Landlord’s estimate. Tenant’s termination rights under this Subparagraph 12(b) shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant’s agents, employees, customers, invitees or contractors (“Tenant Acts’”). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord, at its option, may, at Tenant’s expense, repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act, notwithstanding any term of this Lease to the contrary.

(c)        Repair of Premises. If neither party terminates this Lease, Landlord shall, at its sole cost and expense, proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, Base Rent and Operating Costs payable hereunder during the period in which the Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

(d)        Application of Proceeds. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the insurance proceeds be applied to such indebtedness, the Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations of the parties to each other under this Lease shall cease and terminate.

(e)        Removal of Personal Property. In the event of any damage to the Building or the Premises by any peril contemplated by this Paragraph 12, Tenant shall, promptly after the occurrence of such damage and at its sole cost and expense, remove from the Premises any personal property on the Premises belonging to any of Tenant, its agents, employees, contractors, licensees or invitees. Tenant hereby indemnifies, holds harmless and agrees to defend Landlord from any loss, liability, damage, judgment, cost or expense, including attorneys’ fees through all appellate levels arising out of any claim of damage or injury by any of Tenant, its agents, employees, contractors, licensees or invitees as to itself or themselves or their respective properties arising as a result of the removal or failure to remove such personal property. Landlord and Tenant agree that Landlord shall have no obligation to secure the Building or the Premises in the event of a casualty and that the risk of loss, by destruction, theft or otherwise, to the personal property of Tenant, its agents, employees, contractors, licensees or invitees shall be borne, as between Landlord and Tenant, entirely by Tenant.

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13.        Indemnification, Waiver and Release.

(a)        Indemnification. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all demands, claims, actions, proceedings, suits, judgments, damages, costs and expenses (including attorneys’ fees and costs through all appellate levels) resulting from claims made by third parties arising from any cause whatsoever in connection with an occurrence in the Premises or otherwise arising from Tenant’s use or occupancy of the Premises, including but not limited to those arising in connection with the Generator Complex referenced herein below. Subject to the foregoing sentence, Landlord shall indemnify, defend, and hold Tenant harmless from and against any and all demands, claims, actions, proceedings, suits, judgments, damages, costs and expenses Including attorneys’ fees through all appellate levels) resulting from claims made by third parties arising from any cause whatsoever in connection with an occurrence in the common areas of the Building. A party’s obligations under this provision shall only apply to the extent that party is provided with prompt notice of the claim, and is accorded the opportunity to handle the defense and settlement of such claim. An indemnitor shall not enter into any settlement of a claim that involves any payment by an indemnitee without the prior written consent of such indemnitee. Any indemnitee shall have the right to associate in the defense of any claim at its own expense.

(b)        Waiver and Release.

(i)          Tenant, for itself and for anyone claiming through or under it by way of subrogation or otherwise, hereby

(A)         waives any claims against Landlord, its directors, officers, shareholders, employees, agents and contractors (the “Landlord Related Parties”) relating to; and

(B)         releases Landlord and the Landlord Related Parties from, any loss of or damage to any property interest or property of Tenant or any party claiming by or through Tenant and located in on or about the Premises, the Building due to any cause whatsoever, including, without limitation, the negligence of Landlord or the Landlord Related Parties. The foregoing release and waiver includes, without limitation:

(X)         all personal property of Tenant including, without limitation, goods, equipment, inventory, fixtures installed in the Premises by Tenant and trade fixtures; and

(Y)         any loss or damage associated with the loss of use of any such property, or of the Premises, and Tenant assumes all risks of loss of or damage to such property or property interest; provided, the waiver and assumption contemplated by this sentence shall apply only to the extent covered by insurance in place or required to be maintained by the terms of this Lease.

(ii)         Landlord, for itself and for anyone claiming through or under it by way of subrogation or otherwise, hereby

(A)         waives any claims against Tenant, its directors, officers, shareholders, employees, agents and contractors (the “Tenant Related Parties”) relating to; and

(B)         releases Tenant and the Tenant Related Parties from,

any loss of or damage to any property interest or property of Landlord or any party claiming by or through Landlord and located in on or about the Building due to any cause whatsoever, including, without limitation, the negligence of Tenant or the Tenant Related Parties The foregoing release and waiver includes, without limitation:

(X)         all personal property of Landlord including, without limitation, goods, equipment, inventory, fixtures installed in the Building by Landlord and trade fixtures; and

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(Y)         any loss or damage associated with the loss of use of any such property, or of the Building, and Landlord assumes all risks of loss of or damage to such property or property interest; provided, the waiver and assumption contemplated by this sentence shall apply only to the extent covered by insurance in place or required to be maintained hy the terms of this Lease.

14.       Insurance.

(a)        Landlord’s Insurance. Landlord shall maintain in effect at all times during the Term a policy or policies of insurance insuring the Building against loss or damage by Fire, explosion or other insurable hazards and contingencies for the full replacement value, and shall also carry such other insurance, including, without limitation, liability insurance, as it deems necessary or prudent or as required by Landlord’s lender from time to time. Landlord shall not insure any personal property of Tenant or any additional improvements which Tenant may construct or install on the Premises. Subject to the provisions of Paragraphs 12(b), 12(c) and 12(d), such insurance shall be for the sole benefit of Landlord and under its sole control.

(b)        Tenant’s Insurance.

(i)          Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term a commercial general liability insurance policy, on an “occurrence” rather than on a “claims made” basis, with a total combined policy limit of at least $2,000,000.00. The policy shall include, but not be limited to, coverages for Bodily Injury, Property Damage, Personal Injury and Contractual Liability (applying to this Lease), or an equivalent form (or forms) affording coverage at least as broad. Landlord and Landlord’s Managing Agent, property manager and lender shall be named as Additional Insureds under the policy.

(ii)         Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term, a policy or polices of insurance covering all of Tenant’s improvements, fixtures, inventory and other personal property in the Premises against loss by fire and other hazards covered by an “all-risk” form of policy, in an amount equal to the full replacement cost thereof, without deduction for physical depreciation. Such insurance shall include Valuable papers and Records coverage providing for the Reproduction Costs measure of recovery and coverage for damage to Electronic Data Processing Equipment and Media, including coverage of the perils of mechanical breakdown and electronic disturbance.

(iii)        Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term, a policy of insurance covering business interruption for a period of at least 365 days.

(iv)        If the use of the Premises by Tenant increases the premium rate for insurance carried by Landlord on the Building, Tenant shall pay Landlord, upon demand, as Additional Rent, the amount of such premium increase.

(v)         Tenant, upon actual knowledge or receipt of written notice by Landlord, shall not carry any stock of goods, inventory, or Hazardous Substances (as defined in this Lease) or do anything in or about the Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

(vi)        Insurance policies required by this Paragraph 14(b) shall be in a form reasonably acceptable to Landlord, with an insurer or insurers having a Best rating of A-,X or better and qualified to do business in the State of Texas, and shall require at least thirty (30) days prior written notice to Landlord (and, if requested by Landlord, Landlord’s mortgagee(s)), of termination, cancellation, non-renewal or material alteration. The liability insurance under subparagraph 14(b)(i) shall be primary with respect to Landlord and its agents and not participating with any other available insurance.

Prior to the Commencement Date, on each anniversary of the Commencement Date and at such other times as Landlord may request, Tenant shall deliver to Landlord a certificate evidencing such policies, or other evidence reasonably satisfactory to Landlord, confirming (A) the terms of the insurance, (B) that the premiums have been paid at least one (1) year in advance, and (C) that the policies are in full force and effect. If Tenant has a blanket insurance policy providing coverage for several properties of Tenant, including the Premises, Landlord will accept a certificate of such insurance, provided:

(1)         the certificate states the amounts of insurance and types of coverage:

(2)         the amounts are at least equal to the amounts that would be required in this Lease: and

(3)         the policy complies with the other requirements in this Lease.

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(a)          Total Taking. If the whole or any substantial part of the Building is taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or the Building for the purpose of which they are being used, this Lease shall terminate and the Base Rent and Operating Costs shall be abated during the unexpired portion of this Lease effective when the physical taking of the Property shall occur.

(b)          Partial Taking. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the Base Rent and Operating Costs payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

(c)          Awards. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings, provided that Tenant shall not be entitled to receive any award for Tenant’s loss of its leasehold interest or other property which would have become the property of Landlord upon termination of this Lease; the right to such award being hereby assigned to Landlord.

16.         Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then, subject to the last sentence of this Paragraph, such holding over shall constitute creation of a month to month tenancy, upon the terms and conditions of this Lease; provided, however, that the monthly rental for such holding over shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as Additional Rent, be equal to one hundred fifty percent (150%) of the Rent being paid monthly to Landlord under this Lease immediately prior to such termination. In addition to and not in limitation of the foregoing. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this Paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or other sums or any other act in apparent affirmance of the tenancy operate (a) as an extension of the Term; (b) a waiver of Landlord’s right to terminate Tenant’s right to possession of the Premises; or (c) a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

17.         Quiet Enjoyment. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, insurable title to the Premises. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements under this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the terms and provisions of this Lease.

18.         Events of Default. Each of the following events shall be deemed to be an Event of Default by Tenant under this Lease:

(a)          Tenant shall fail to pay any installment or other payment of Rent required herein when due, and such failure shall continue for a period of five (5) business days after notice of failure to pay from Landlord; provided, however, Landlord shall not be required to furnish Tenant with notice of Tenant’s failure to pay any amount due under this Lease more than once per calendar year and thereafter Tenant’s failure to pay any amount due under this Lease as and when due shall constitute an Event of Default under this Lease without any requirement of notice;

(b)          Tenant or any person or entity guaranteeing Tenant’s obligations under this Lease (a "Guarantor") shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors;

(c)          Tenant or Guarantor shall file a petition under any section or chapter of the federal bankruptcy laws, or under any similar law or statute of the United States or any State, including, without limitation, a liquidation, rehabilitation or other insolvency statute, whether now or hereafter in effect; or an order for relief shall be entered against Tenant or Guarantor in any such bankruptcy or insolvency proceedings filed against Tenant or Guarantor thereunder or Tenant or Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or Guarantor thereunder;

(d)          A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or Guarantor;

(e)          Tenant or Guarantor shall generally not pay its debts as such debts become due;

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(f)          Tenant shall vacate or abandon all or a substantial portion of the Premises; provided however, that such vacation or abandonment shall not constitute a default hereunder unless, in Landlord’s reasonable estimation. Tenant has failed to comply with its obligations to maintain the Premises as required under this Lease:

(g)          Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 22 hereof;

(h)          Tenant shall fail to insure and provide evidence of such insurance in accordance with Paragraph 14(b);

(i)           Intentionally Omitted;

(j)           Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within twenty (20) days after written notice thereof from Landlord to Tenant; or

(k)          Guarantor breaches or fails to comply with any term, provision or covenant of its guaranty and does not cure such failure within five (5) days after written notice thereof from Landlord to Guarantor.

19.         Remedies. Upon the occurrence of any of such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever.

(a)          Upon the occurrence of any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Applicable Requirements, take any of the follow actions:

(i)          Terminate this Lease by giving Tenant written notice thereof, in which even, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under subparagraph (b) below, and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to a present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rents”, minus (ii) the then present fair rental value of the Premises for such period, as determined by Landlord in good faith, similarly discounted; or

(ii)         Terminate Tenant’s right to possess the Premises and change the door locks to the Premises without terminating this Lease, with or without notice thereof to Tenant, and without judicial proceedings, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under subparagraph (b) below, and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period; however, except to the limited extent required by Applicable Requirements (as defined below), Landlord shall not be obligated to relet the Premises or otherwise mitigate damages and shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section (a)(ii). If Landlord elects to proceed under this Section (a)(ii), it may at any time elect to terminate this Lease under Section (a)(i) above. Landlord and Tenant hereby confirm that the terms and provisions of this Section supersedes 93.002 of the Texas Property Code to the extent of any conflict.

(b)          In addition to the foregoing, Tenant shall pay to Landlord all costs and expenses incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into a condition acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing and/or obtaining advice regarding Landlord’s rights, remedies, and recourses. Landlord’s acceptance of Rent following the occurrence of a default or Event of Default shall not waive Landlord’s rights regarding such default or Event of Default. Landlord’s receipt of Rent with knowledge of any default or Event of Default by Tenant hereunder shall not be a waiver of such default or Event of Default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been

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(b)          In addition to the foregoing, Tenant shall pay to Landlord all costs and expenses incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into a condition acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing and/or obtaining advice regarding Landlord’s rights, remedies, and recources. Landlord’s acceptance of Rent following the occurrence of a default or Event of Default shall not waive Landlord’s rights regarding such default or Event of Default. Landlord’s receipt of Rent with knowledge of any default or Event of Default by Tenant hereunder shall not be a waiver of such default or Event of Default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use; or (ii) remove and store, at Tenant’s expense, all of the furniture, fixtures, equipment or other property, deemed abandoned by Tenant in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "Claimant’') who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Upon the occurrence of an Event of Default, the amount of all abated rent and rent credits to which Tenant was entitled pursuant to the other terms of this Lease shall be immediately due and payable by Tenant to Landlord. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted to Landlord are commercially reasonable. For the purposes of this Lease, "Applicable Requirements” shall mean laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect.

(c)          If Landlord is deemed to have a duty to mitigate its damages arising from a default or Event of Default by Tenant under this Lease, then Landlord’s duty to mitigate is limited to using objectively reasonable efforts to relet the Premises to a replacement tenant suitable under the circumstances, which duty to relet the Premises does not require Landlord to (i) give priority to the Premises over other premises owned or managed by Landlord or its affiliates, (ii) relet for less than market rent, or (iii) relet to a tenant (or for a use) that is not in keeping with the first class character of the Project. Further, any breach of Landlord’s duty to relet the Premises does not give rise to a cause of action by Tenant, but rather, will reduce Landlord’s recovery against Tenant to the extent that damages reasonably could have been avoided if Landlord was obligated to mitigate and had properly exercised its above-described duty.

20.         Landlord’s Lien. Landlord reserves (and Tenant hereby grants to Landlord) a security interest in all fixtures, equipment, personal property of Tenant now or hereafter located in or on the Premises to secure all sums due from and all obligations to be performed by Tenant hereunder, which lien and security interest may be enforced by Landlord in any manner provided by law, including, without limitation, under and in accordance with the Uniform Commercial Code, as enacted in the State of Texas, including without limitation the right to sell the property described in this Paragraph 20 at public or private sale upon five (5) days notice to Tenant.

21.         Mortgages. This Lease is and shall be subject and subordinate to any mortgage(s) or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Project, the Building or the Premises, provided, however, that if the holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such holder, this Lease shall be deemed superior to such instrument, whether this Lease was executed before or after said instrument. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or deed of trust.

22.         Mechanic’s Liens. Tenant shall keep the Premises, the Building and the Project free from any mechanics’, materialmen’s, contractors’ or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. If such a lien is filed against the Premises, the Building or the Project or any portion thereof as a result of work performed, materials furnished or obligations incurred by or on behalf of Tenant, Tenant, at its sole cost and expense, shall cause such lien to be removed within ten (10) calendar days after Tenant becomes aware of the filing of such lien. Tenant hereby agrees to defend and indemnify Landlord and to hold Landlord harmless from and against any such lien or claim or action thereon, and shall reimburse Landlord, as Additional Rent for Landlord’s costs of suit and all attorneys’ fees and costs incurred in connection with the removal of any such lien, claim or action. Landlord hereby reserves the right, at any time and from time to time during the construction of the Premises or any subsequent alteration to enter onto the Premises and post and review notices in accordance with Applicable Requirements, as the same may be amended from time to time.

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23.         Notices. All Rent payments, bills, statements, notices or communications, required or desired to be given hereunder shall be in writing and shall be deemed effective and received (a) upon personal delivery; (b) five (5) days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid; or (c) one (1) business day after deposit with a national overnight air courier, fees prepaid, to Landlord or Tenant, as the case may be, at the notice or Rent payment addresses for each party stated on the Data Sheet. Either party may designate an additional or another address upon giving written notice to the other party at the address for notices for such party stated on the Data Sheet pursuant to this Paragraph 23. Any return of any access cards or keys or other similar devices shall be made to Landlord’s Managing Agent, at the address stated on the Data Sheet. Landlord’s Managing Agent shall give and receive notices in the manner prescribed by this Section, and a copy of all notices given to Landlord shall be given to Landlord’s Managing Agent in the manner prescribed by this Paragraph 23. For the purposes of this Lease, "Business Day” shall mean a day which is not a Saturday, a Sunday or a legal holiday (the term “legal holiday” meaning any state or federal holiday for which financial institutions or post offices are generally closed in the State of Texas for observance thereof..

If and when included within the term "Landlord,” as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant,” as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms ‘‘Landlord” and "Tenant,” respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

24.         Hazardous Substances. Tenant shall at all times comply with all Applicable Requirements relating to Hazardous Substances. "Hazardous Substances” means (1) any oil, petroleum product, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, infectious wastes or substances or any other wastes, materials or pollutants that (A) pose a hazard to the Premises, Building or Property or to persons on or about the Premises, Building or Property or (B) cause the Premises, Building or Property to be in violation of any hazardous materials laws; (2) asbestos in any form which, area- formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyl, or radon gas; (3) any chemical, materials or substance defined as or included in the definition of "hazardous substances,” '‘hazardous wastes,” "hazardous materials,” "extremely hazardous waste,” “restricted hazardous waste,” "infectious waste,” or "toxic substances,” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 42 U.S.C. §§ 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251, et seq.; (4) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises, Building or Project or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person or entity coming upon the Property or adjacent property; and (5) any other chemical, material or substance that may or could pose a hazard to the environment. Tenant shall not: (i) use the Premises, Building or Project for the storage of Hazardous Substances except for such activities that are part of the course of tenant’s ordinary business (the '‘Permitted Activities”): provided, such Permitted Activities are conducted in accordance with all Applicable Requirements and have been approved in advance in writing by Landlord; (ii) use the Premises, Building or Project as a landfill or dump; or (iii) install any underground tanks of any type at the Project. Tenant shall, at its own expense, maintain in effect any and all permits, licenses or other governmental approvals, if any, required for Tenant’s use of the Premises and require the same of any subtenants. Tenant shall make and cause any subtenant to make all disclosures required of Tenant by any laws, and shall comply and cause subtenant to comply with all orders concerning Tenant’s use of the Premises issued by any governmental authority having jurisdiction over the Premises and take all action required by such governmental authorities to bring the Tenant’s activities on the Premises into compliance with all Applicable Requirements affecting the Premises. If at any time Tenant shall become aware, or have reasonable cause to believe, that any Hazardous Substance has been released or has otherwise come to be located on or beneath the Building or the Project, Tenant shall give written notice of that condition to Landlord immediately after Tenant becomes so aware. Tenant shall be responsible for, and shall indemnify, defend and hold Landlord harmless from and against, all environmental claims, demands, damages and liabilities, including, without limitation, court costs and reasonable attorney fees, if any, arising out of, or in connection with, the generation, storage, disposal or other presence of any Hazardous Substance in, on or about the Premises, Building or Project during the Term or that Tenant or its subtenants caused or permitted. The indemnification provided by this Paragraph 24 shall survive the termination of this Lease Not by way of limiting Tenant’s foregoing obligations under this Section 24 or otherwise under the Lease, the Landlord acknowledges that the Tenant may use batteries, including lithiumion batteries, within its lab as part of its Permitted Activities.

25.         Expense of Enforcement. Tenant shall pay Landlord, upon demand therefor, for all reasonable costs and reasonable attorneys’ fees and reasonable expenses incurred by Landlord in seeking enforcement against Tenant, any assignee or sublessee of Tenant, or any guarantor of Tenant’s obligations under this Lease, of Tenant’s or such party’s obligations under this Lease, including, without limitation, the collection of Rent and the termination of Tenant’s right to possession of the Premises. Such payment shall constitute Additional Rent payable in accordance with Paragraph 4. Notwithstanding the foregoing, if Landlord commences any action against Tenant, including, without limitation, an action in unlawful detainer, which action settles at or prior to any trial in connection therewith. Landlord shall be entitled to recover from Tenant Landlord’s reasonable attorneys’ fees and disbursements and the same shall be payable by Tenant to Landlord with the next installment of Rent falling due and shall constitute Additional Rent hereunder.

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26.         Intentionally Omitted.

27.         Transfer of Landlord’s Interest; Limitation of Liability.

(a)          Transfer of Landlord’s Interest. The term "Landlord” shall mean only the owner, at any time of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner’s grantee or successor shall upon such transfer, become ''Landlord” under this Lease. If any owner transfers its interest in the Premises or the Building or any portion thereof, other than a transfer for security purposes, such owner shall automatically be relieved of any and all obligations and liabilities on the part of such owner as "Landlord” accruing after the date of such transfer, including, without limitation, such owner’s obligation to return the Security Deposit following assignment or transfer thereof to such owner’s transferee.

(b)          Limitation of Landlord’s Liability. If Landlord is ever adjudged by any court to be liable to Tenant, Tenant specifically agrees to look solely to Landlord’s interest in the Building for the recovery of any judgment from Landlord, it being agreed that none of Landlord, its directors, officers, shareholders, managing agents, employees or agents shall be personally liable for any such judgment. In no event shall Landlord ever be liable to Tenant, Tenant’s agents, servants or employees, or to any person or entity claiming by or through Tenant, for any consequential, indirect, special or similar types of damages.

28.         Right of Landlord to Perform. If Tenant shall fail to pay any sum of money other than Rent required to be paid by it under this Lease, or shall fail to perform any other act on its part to be performed under this Lease, Landlord may, but shall not be so obligated, and without waiving or releasing Tenant from any obligations of Tenant, after the end of the fifth business day after notifying Tenant of Tenant’s obligation to perform, make any such payment or perform any such other act on Tenant’s part to be made or performed; provided, however, that in the event of emergency, Landlord shall have the right to perform Tenant’s obligations prior to the expiration of the five business day period specified above. If Landlord performs Tenant’s obligations pursuant to this Paragraph 28. Tenant shall pay Landlord as and for an administrative fee and payable as Additional Rent within 30 days following demand from Landlord, an amount equal to fifteen percent (15%) of the costs incurred by Landlord in performing said obligations. If Landlord performs Tenant’s obligations pursuant to this Paragraph 28, Landlord shall have the right to use the Security Deposit to pay such expenses, or pay such expenses directly and reimburse itself from the Security Deposit or to the extent the cost of such performance exceeds the Security Deposit, Landlord may pay for the cost of such performance from its own funds, or from a combination of the Security Deposit and its own funds and all such amounts shall be repaid to Landlord by Tenant, payable with the next installment of Base Rent falling due.

29.         Miscellaneous.

(a)          Gender; etc. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b)          Binding Effect. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, execpt as otherwise herein expressly provided. Tenant agrees to furnish promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. "Nothing herein contained shall give any other tenant in the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party stated herein.

(c)          Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(d)          Estoppel. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to landlord, or Landlord’s designee an estoppel certificate in a form designated by Landlord. It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease, and that, if Tenant fails timely to deliver any estoppel certificate contemplated by this subparagraph (d), Tenant shall be liable to Landlord for all losses incurred by Landlord as a result of such failure, including, without limitation, attorneys’ fees and court costs through all appellate levels.

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(e)          Amendment. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f)          Survival of Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount as estimated by Landlord, necessary (i) to repair and restore the Premises as provided herein; and (ii) to discharge Tenant’s obligation for Operating Costs or other amounts due Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph.

(g)          Joint and Several. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

(h)          Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than Tenant’s Broker, if any, listed on the Data Sheet, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

(i)          Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(j)          Offer to Lease. Because the Premises arc on the open market and are currently being shown, this Lease shall be treated as an offer and shall not be valid or binding unless and until accepted by Landlord in writing.

(k)          Waiver of Jury Trial: Jurisdiction. EACH OF LANDLORD AND TENANT HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THIS LEASE. At the option of Landlord, this Lease shall be enforced in any United States District Court for the Western District of Texas or state court of the State of Texas sitting in Travis County, and Tenant consents to the jurisdiction and venue of any such court and waives any argument that venue in such forums is not proper or convenient.

(1)         Complete Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties or representations, promises or statements made by Landlord or any agent of landlord, except as expressly stated herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

(m)          Governing Law. This Lease, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without giving effect to conflict of laws principles thereof.

(n)          Construction. The parties agree that counsel for both parties have reviewed this Agreement. Accordingly, neither party shall be deemed to have drafted this Agreement and it shall not be construed against either party by virtue of the drafting thereof in the event of a dispute.

(o)          Calculation of Charges. Tenant understands and accepts the methods of calculation for determining charges and amounts assessed against Tenant under this Lease, and agrees that they comply with Section 93.012 (Assessment of Charges) of the Texas Property Code, as amended or succeeded from time to time. Tenant waives, to the fullest extent permitted by applicable law, all rights and benefits of Tenant under Section 93.012 of the Texas Property Code, as amended or succeeded from time to time.

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permitted by applicable law, all rights and benefits of Tenant under Section 93.012 of the Texas Property Code, as amended or succeeded from time to time.

(p)          “As-Is", No Representation. Tenant acknowledges that neither Landlord nor its agents has made, and Tenant waives, any express or implied representation or warranty regarding the condition of the Premises, title thereto, the suitability of the Premises for Tenant’s purposes or compliance of the Premises or Tenant’s proposed use thereof with any applicable laws. Tenant accepts the Premises in an “AS-IS” condition; provided the foregoing does not supersede or limit Landlord’s obligation to do the “Work” as and to the extent provided in Exhibit E. In furtherance the foregoing, Tenant acknowledges and agrees that Landlord has made, and makes, no representation or warranty whatsoever regarding any of the furniture and office cubicle partitions and any other personal property located in or about the Premises as of the Date of Lease, and as may be located therein as of the Commencement Date (collectively, the “FF&E”), and, not by way of limiting Tenant’s other obligations under this Lease, Tenant hereby agrees to hold harmless and indemnify Landlord from and against any and all claims, damages, costs and expenses (including attorney’s fees) arising in connection with such FF&E.

(q)          Intentionally Omitted.

30.         Exhibits. Exhibits A, B, C, D and E attached hereto are hereby incorporated by reference.

31.         Right to Terminate. Tenant shall have a one-time option to terminate this Lease on May 31, 2017 (the “Termination Date”), subject to the following:

(a)          To exercise the option, Tenant shall deliver to Landlord (the “Termination Notice”) that Tenant desires to terminate the Lease on the Termination Date. The Termination Notice shall be delivered not later than November 30, 2016, TIME BEING OF THE ESSENCE.

(b)          Concurrently with Tenant’s delivery of a Termination Notice, Tenant shall pay to Landlord an amount equal to Ninety-Eight Thousand Seven Hundred Forty-One and 84/l00th Dollars ($98,741.84) (“Termination Notice Payment”). The Termination Notice Payment shall be paid by wire transfer or by cashier’s check payable to Landlord’s account or order, as the case may be.

(c)          It shall be a condition precedent to Tenant’s right to exercise its termination option and to the termination of this Lease by Tenant pursuant to such option that (i) Tenant shall not be in default under any of the terms and conditions of the Lease both on the date the Termination Notice is delivered to Landlord and on the Termination Date, and (ii) Tenant pay to Landlord the Termination Notice Payment in strict accord with the terms of this Section 31; it being agreed that, in case of such a default outstanding as of either of such dates or if said payment is not received by Landlord in strict accord with the terms hereof, Tenant’s option to terminate, Tenant’s Termination Notice and any termination by Tenant of this Lease otherwise to be effected pursuant to this Section 31 shall be void ab initio and of no force and effect and the Lease shall continue in full force and effect pursuant to its terms; provided, however, in case of such a default outstanding as of either of such dates, Landlord may, by written notice to Tenant, elect to waive the subject condition precedent concerning such default, in which case the Tenant’s option to terminate. Tenant’s Termination Notice and the termination by Tenant of this Lease pursuant thereto shall not be void and shall be effective in accordance with the other terms of this Section 31.

(f)          If this Lease is duly terminated in accordance with the terms of this Section 31, Rent shall be paid through the Termination Date and neither Landlord nor Tenant shall have any rights, estates, liabilities or obligations accruing under the Lease after the Termination Date, except such rights and obligations which, by the terms of the Lease, expressly survive the expiration or termination of the Lease. The right of Tenant to terminate granted herein shall be personal to Tenant and shall not accrue to any assignee, sublessee or successor to the interest of Tenant under the Lease.

32.         Furniture. It is agreed that the furniture, office cubicle partitions and any other personal property in the Premises as of the Commencement Date shall be deemed to be Tenant’s personal property on the Commencement Date and Landlord shall have no liability or responsibility therefor whatsoever and said property shall be removed by Tenant, at its sole cost, from the Premises (and the Project) by the Restoration Date.

33.         Solar Panels.

(a)          So long as Tenant is in possession of the Premises pursuant to this Lease, and notwithstanding other provisions of this lease to the contrary, Tenant may, subject to the terms and conditions set forth herein, install, repair, maintain and replace Solar Panels providing electric power for consumption in the Premises only, together with associated wiring from the Solar Panels to the Premises (collectively "Solar Panels"), which Solar Panels shall be located on the roof of the Building in an area thereon situated above the Premises, as more specifically designated by Landlord (the "Solar Panel Area"). The Solar Panels shall be used by Tenant solely for the above-described purpose.

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(b)          Installation of the Solar Panels shall be at Tenant's sole cost and expense and shall be completed in a good and workmanlike fashion by Tenant's contractor (to be approved in advance in writing by Landlord, which approval shall not be unreasonably withheld). The exact size and configuration of the Solar Panel Area, as well as the method of installation, specifications and design of the Solar Panels shall be subject to Landlord's prior written approval.

(c)          Tenant shall be solely responsible for all repair, replacement and maintenance of the Solar Panels and Tenant waives all claims against Landlord for any damage or loss to the Solar Panels due to any cause whatsoever.

(d)          Tenant shall indemnify and hold Landlord harmless from and against any and all losses, damages, claims, expenses (including reasonable attorneys' fees), and liabilities of any sort whatsoever, arising in connection with the installation, maintenance, replacement, removal or use of the Solar Panels, and shall repair, at its sole cost, any damage to the Building, including but not limited to the roof membrane, deck and structure caused by the installation, maintenance, replacement, removal or use of the Solar Panels.

(e)          Upon termination of Tenant's possession of the Premises, or earlier if Tenant ceases to use the Solar Panels for the purpose set forth above, Tenant shall, at Tenant's cost, remove the Solar Panels and restore the affected portions of the Building to a good, safe condition at least as good as that existing prior to the installation of the Solar Panels, ordinary wear and tear not caused by the Solar Panels and casualty damage to the Building excepted.

(f)          Tenant agrees that it shall not use the Solar Panel Area in any manner which will interfere with the operation, maintenance, repair or replacement of the Building and shall cease use of the Solar Panels if they are causing damage or extra wear and tear to the roof or a dangerous or unsafe condition to exist. Tenant shall, at its sole cost and expense, maintain the Solar Panels which may be located thereon from time to time in a clean, safe, orderly and otherwise first-class condition.

(g)          Tenant shall be responsible at its sole cost and expense for obtaining and maintaining all permits and approvals necessary or associated with the installation, maintenance, repair, replacement and use of the Solar Panels and Solar Panel Area and shall comply with all laws, codes and ordinances, applicable to the Solar Panels, the Solar Panel Area or Tenant's use thereof.

(h)          Tenant shall at its cost move or remove, as the case may be, the Solar Panels from time to time in accordance with Landlord’s direction therefor in connection with Landlord’s maintenance, repair or replacement of the Building or any part thereof, including without limitation, the roof.

34.         Halon or Alternate Fire Suppression System.

(a)          It is acknowledged that Tenant may wish to install a Halon or other alternative fire suppression system (the “Halon System’’) in the Premises.

(b)          Installation of the Halon System shall be at Tenant's sole cost and expense and shall be completed in a good and workmanlike fashion by Tenant's contractor (to be approved in advance in writing by Landlord, which approval shall not be unreasonably withheld). The exact size, location and configuration of the Halon System, as well as the method of installation, specifications and design of the Halon System shall be subject to Landlord's prior written approval.

(c)          Tenant shall be solely responsible for all repair, replacement and maintenance of the Halon System and Tenant waives all claims against Landlord for any damage or loss to the Halon System or arising in connection with the Halon System due to any cause whatsoever.

(d)          Tenant shall indemnity and hold Landlord harmless from and against any and all losses, damages, claims, expenses (including reasonable attorneys’ fees), and liabilities of any sort whatsoever, arising in connection with the installation, maintenance, replacement, removal or use of the Halon System.

(e)          Upon termination of Tenant's possession of the Premises, or earlier if Tenant ceases to use the Halon System for the purpose set forth above, Tenant shall, at Landlord’s direction and at Tenant's cost, remove the Halon System and restore the affected portions of the Building to a good, safe condition at least as good as that existing prior to the installation of the Halon System, ordinary wear and tear not caused by the Halon System and casualty damage to the Building excepted. At any time, Landlord may elect by delivery of written notice to Tenant for the Halon System to remain in the Premises after the Restoration Date in which case the Halon System shall become Landlord’s property after the Restoration Date.

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(f)          Tenant agrees that it shall not use the Halon System Area in any manner which will interfere with the operation, maintenance, repair or replacement of the Building. Tenant shall, at its sole cost and expense, maintain the Halon System which may be located thereon from time to time in a clean, safe, orderly and otherwise first-class condition.

(g)          Tenant shall be responsible at its sole cost and expense for obtaining and maintaining all permits and approvals necessary or associated with the installation, maintenance, repair, replacement and use of the Halon System and Halon System Area and shall comply with all laws, codes and ordinances, applicable to the Halon System, the Halon System Area or Tenant's use thereof.

(h)          The provisions of Paragraph 24 of this Lease regarding Hazardous Substances, and Tenant’s obligations thereunder, shall apply to this Section 34.

35.         Right to Extend Term. Tenant shall have a one-time option to extend the Term of the Lease upon the terms and conditions of this Section 35 if:

(a)          Tenant is not, at the time such option is to be exerciscd as provided below, in default under this Lease and no Event of Default has previously occurred at the time such option is to be exercised as provided below; and

(b)          Tenant gives Landlord written notice of the exercise of the extension option not earlier than October 1, 2017 and not later than November 30, 2017 (the “Extension Notice”), time being of the essence. Tenant's failure to notify Landlord of its intent to exercise the option to extend the Term granted herein with said period specified in this subsection (b) for such extension shall be deemed a waiver of Tenant's right to exercise its option to extend.

If Tenant extends the Lease under this Section 30, the following terms and conditions shall apply:

(x)          the extension term in question shall commence immediately upon the expiration of the initial Term and continue thereafter for a period of forty-eight (48) months;

(y)          Base Rent for the Premises for the renewal term shall be Market Rent (as defined in Section 36 of this Lease); and

(z)          all of the other terms and conditions contained in this Lease, as it may have been amended from time to time, shall be as set out in this Lease, provided, it is understood and agreed that (A) there shall be no rights of renewal or extension except as provided in this Section 35, and, upon the exercise of the right of extension granted by this Section 35, this Section 35 shall be of no further force or effect and Tenant shall have no right to further renew or extend the Term at the expiration of the extension term, and (B) Tenant shall accept the Premises in its then AS-1S condition.

Within fifteen (15) days after request therefor from Landlord, Tenant shall execute and deliver to Landlord those instruments which Landlord may request to evidence the extension described in this Section 35. The rights of Tenant under this Section 35 shall not be severed from this Lease or separately sold, assigned, or otherwise transferred. Notwithstanding the foregoing, the extension option contemplated by this Section 35 shall automatically terminate and become null and void and of no further force and effect upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination of the Tenant’s right to possession of the Premises, (iii) the failure of Tenant to timely or properly exercise the rights granted by this Section 35; and (iv) the occurrence of an Event of Default by Tenant under this Lease. The right contemplated by this Section shall not be available to any assignee, sublessee, or successor to Tenant's interests hereunder

36.         Market Rent. For purposes of determining Market Rent for the extension contemplated by Section 35 above only, "Market Rent” means the amount of base rent for extensions or renewals of lease, which may or may not include concessions, improvements and other matters (exclusive of Operating Costs) which Landlord would receive by then renting similar space in the Austin, Texas market (including similar square footage). Within forty-five (45) days after Tenant exercises its right to extend the Term pursuant to Section 35, Landlord shall give Tenant notice of Market Rent for the extension term for the Premises (the “Market Rent Notice”). If Tenant does not agree with Landlord’s determination of Market Rent as set forth in the Market Rent Notice, Tenant shall so notify Landlord in writing within ten (10) days after Tenant’s receipt of the Market Rent Notice (“Tenant’s Notice”). Landlord and Tenant shall, for ten (10) days after Landlord’s receipt of Tenant’s Notice, negotiate in good faith to come to an agreement as to Market Rent for the extension term. If Landlord and Tenant arc unable to agree upon Market Rent within said ten (10) day period, then, within ten (10) days commencing on the day after the expiration of the ten-day negotiating period, Landlord shall, acting in good faith, choose a person reasonably acceptable to Tenant, experienced in commercial real estate, knowledgeable about commercial real estate rents regarding like properties in the Austin, Texas market and unrelated to any of Landlord, Tenant, or Tenant’s Broker, if any, and shall refer the matter to such person (the “Expert”), who shall be deemed to be acting as an expert and not as an arbitrator or appraiser. The Expert shall make a determination of Market Rent as expeditiously as possible, but in no event later

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than thirty (30) days after referral of the matter to him or her, which determination shall be conclusive and binding on the parties. The parties shall evenly split the costs of the Expert. Tenant’s failure to give Tenant’s Notice within the time period provided above shall be deemed an acceptance of Landlord’s determination of Market Rent, and the Term shall be deemed extended pursuant to the Extension Notice and the Market Rent Notice.

37.         Final Lease Form. Tenant represents and warrants to Landlord that this lease instrument is in final form prepared by Landlord and submitted to Tenant for execution and that Tenant has made no changes to the document so submitted by Landlord. Tenant agrees that Landlord is entitled to, and will, rely on such representation and warranty of Tenant in accepting and countersigning this lease instrument. In furtherance hereof, any change made by Tenant to the document so submitted by Landlord shall be invalid and it is the intention of the parties hereto that the remainder of this lease instrument shall not be affected by such invalid change and shall otherwise be and remain in full force and effect as so submitted by Landlord.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Lease as of the Date of Lease.

AGELLAN COMMERCIAL REIT U.S. L.P.			IDEAL POWER INC.
By:	Agellan Commercial REIT U.S. GP, Inc.		By:	/s/ TimothyBurns
	Its General Partner		Name:	TimothyBurns
Title:
By:	/s/ Terra Attard
	Name:	Terra Attard
	Title:	VICE PRESIDENT

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EXHIBIT A

THE PREMISES

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EXHIBIT B

RULES AND REGULATIONS FOR THE BUILDING

1.                The sidewalks, passages and stairways, if any, shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The passages, entrances, stairways, if any, balconies, if any, and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests to the Building and the Project and their tenants; provided that nothing herein contained shall be construed to prevent such access to person with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. Tenant and its employees shall not go upon the roof of the Building without the written consent of the Landlord.

2.                The sashes, sash doors, windows, glass lights and any lights or skylights that refleet or admit light into halls, from the building exterior or other places into the building shall not be covered or obstructed. Any curtains, blinds, shades, or screens attached or hung to any of the prior mentioned areas must have prior approval of Landlord. Landlord will provide standard window coverings on exterior windows and other glass if appropriate and Landlord reserves the right to regulate position of such coverings.

3.                In case of invasion, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building or the Project. Landlord has the right to evaluate the Building or the Project in the event of an emergency or catastrophe.

4.                Two door keys for doors to Premises shall be furnished at the commencement of the Lease by Landlord. All duplicate keys shall be purchased only from the Landlord. One security card per each of Tenant’s employees so authorized by Tenant will be issued for all approved personnel to permit after-hour access, and Landlord reserves the right to assess a fee to Tenant for the replacement of lost keys or cards. Tenant shall not alter any lock, or install new or additional locks or bolts, on any door without the prior written approval of Landlord. In the event such alteration or installation is approved by Landlord, Tenant shall supply Landlord with a key for any such lock or bolt. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys, locks, bolts, cabinets, safes or vaults, or the means of opening any lockable device and security cards of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys or security cards so furnished shall pay the Landlord therefor.

5.                All deliveries, including intra-company deliveries, must be made via service entrances. Tenant agrees to adhere to floor loading maximum levels as stated by Landlord. All damage done to the Building or the Project by the delivery or removal of such items, or by reason of their presence in the Building or the Project, shall be paid to Landlord upon demand by Tenant and shall constitute Additional Rent under the Lease.

6.                Parking area and parking policies will be established by Landlord, and Tenant agrees to adhere to said policies.

UPON A COMPLAINT BY TENANT AND OTHER TENANTS OF THE BUILDING OR THE PROJECT AND AT ANY OTHER TIME, Landlord reserves the right to implement and institute new parking policies as they are determined to benefit overall Building and Project operations. Tenant agrees to leave no cars, vans or other vehicles overnight or over any weekend in any parking area. Tenant further agrees that its employees will not park in the visitor parking areas at any time.

7.                If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord, it being understood and agreed that (a) no audible alarm shall be installed unless specifically approved in writing by Landlord prior to installation; and (b) only Tenant shall be obligated to respond to such signal, communication, alarm or other utility or service connection, and none of Landlord, Landlord’s Managing Agent or other employee, agent or contractor of Landlord shall, under any circumstances have any obligation to Tenant or others to respond to such alarm or be liable to Tenant or any party claiming by or through Tenant for any failure to do so. Any installations, and the boring or cutting for wires, shall be made at the sole cost and expense of Tenant and under control and direction of Landlord. Landlord retains in all eases the right to require (x) the installation and use of such electrical-protecting devices that prevents the transmission of excessive current or electricity into or transmission of excessive current or electricity into or through the Building or the Project (y) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct and (z) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenant must be clearly tagged at the distribution boards and junction box and elsewhere in the Building, with (h) the number of the Premises to which said wires lead, (i) the purpose for which said wires are used and (j) the name of the company operating same.

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Tenant agrees to instruct all approved communication, and computer and other cabling installers to attach cable in wire hangers from the deck or in any designated building floor or ceiling system cable location. Tenant will not allow installers to lay any cabling on top of the suspended layer ceiling system.

1.          Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the space closed and secured. Landlord shall be in no way responsible to Tenant, its agents, employees, licensees, contractors or invitees for any loss of property from the Premises or public areas or for any damages to any property thereon from any cause whatsoever.

2.          Tenant shall not install or operate machinery or any meehanical devices of a nature not directly related to Tenant’s ordinary use of the Premises without the prior written permission of the Landlord. Tenant shall not place in or move about the Premises any safe or other heavy article which, in Landlord’s reasonable opinion may damage the Premises (including the slab) or overload the floor of the Premises, shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decorations) and shall not in any way deface the Premises or any part thereof.

3.          No person or contractor not employed by Landlord shall be used to perform window washing, decorating, repair or other work in the Premises without the express prior written consent of Landlord.

4.          The directories of the Building shall be used exclusively for the display of the name and location only of the tenants of the Building, including Tenant, and will be provided at the expense of Landlord. Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

5.          Tenant shall not and shall ensure that its agents, servants, employees, licensees, contractors or invitees shall not:

(a)          enter into or upon the roof of the Building or any storage, electrical or telephone closet, or heating, ventilation, air-conditioning, mechanical or elevator machinery housing areas;

(b)          use any additional method of heating or air conditioning the Premises, including, without limitation, space heaters of any kind or nature;

(c)          sweep or throw any dirt or other substance into any passageway, sidewalk or parking area;

(d)          bring in or keep in or about the Premises any firearms, vehicles, motorcycles or animals of any kind;

(e)          deposit any trash, refuse or other substance of any kind within or out of the Building or the Project, except in the refuse containers provided therefor;

(f)          permit the operation any device that may produce an odor, cause music, vibrations of air waves to be heard or felt outside the Premises, or which may emit electrical waves that shall impair radio, television or any other form of communication system; or

(g)          permit the carrying of a lighted cigar, cigarette, pipe or any other lighted smoking equipment or permit smoking of cigarettes, cigars or pipes (i) in the common areas of the Building or the Project, including, without limitation, restrooms; or (ii) within ten (10) yards of any door leading into the Building or any building comprising a part of the Project.

14.         Tenant will not install any radio or television antennas or receptor dish or any device on the roof or grounds without the prior written approval of Landlord. Tenant understands that rentals are charged for roof space in the event any roof installation is approved in writing by Landlord. Landlord reserves the right to require removal of any approved installed device in the event it is necessary to do so in Landlord’s opinion.

15.         No sign, light, name placard, poster advertisement or notice visible from the exterior of any demised premises, shall be placed, inscribed, painted or affixed by Tenant on any part of the Building or the Project without the prior written approval of Landlord. All signs or letterings on doors, or otherwise, approved by Landlord shall be inscribed, painted or affixed at the sole cost and expense of Tenant, by a person approved by Landlord.

16.         The toilet-rooms, toilet, urinals, wash bowls and water apparatus shall not be used for any purpose other than those for which they were constructed or installed, and no sweeping, rubbish, chemicals or other unsuitable substances shall be thrown or placed therein. Tenant shall bear the expense of repairing and cleaning up any breakage, stoppage or damage resulting from violation(s) of this rule by Tenant or its agents, servants, employees, invitees, licensees or visitors.

17.         Tenant must have Landlord’s prior written consent before using the name of the Building or the Project and/or pictures of the Building or the Project in advertising or other publicity.

18.         Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building or the Project, and shall not exhibit, sell or offer to sell, use, rent or exchange in or from the Premises unless ordinarily embraced within Tenant’s use of the Premises specified herein.

19.         Tenant shall not do any cooking in the Premises, except that Tenant may install a microwave oven and coffee makers for the use of its employees in the Premises. Under no circumstances shall Tenant install or use any hot plates.

20.         No portion of Tenant’s area or any other part of the Building or the Project shall at any time be used or occupied as sleeping or lodging quarters.

21.         Landlord has the right to enact trash removal and trash recycling rules and regulations as necessary to control trash removal costs or as required by the laws of the State of Texas and/or the United States of America. Tenant agrees to adhere to such trash removal regulations and to any and all modifications thereof issued by Landlord from time to time.

22.         Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service to Tenant to Landlord for Landlord’s supervision, approval and control before performance of any contractual service. This provision shall apply to any work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

23.         Tenant shall not permit picketing or other union activity involving its employees in the Building except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

24.         Tenant shall not conduct, or permit to be conducted on or from the Premises, any auction of Tenant’s personal property, any liquidation sale, any going-out-of-business sale or other similar activity.

25.         Landlord reserves the right to rescind, make reasonable amendments, modifications and additions to the rules and regulations heretofore set forth, and to make additional reasonable rules and regulations, as in Landlord’s sole judgment may, from time-to-time, be needed for the safety, care, cleanliness and preservation of good order of the Building and the Project. Landlord shall not be responsible for any violation of the foregoing rules and regulations by other tenants of the Building or the Project and shall have no obligation to enforce the same against other tenants.

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EXHIBIT C

COMMENCEMENT CONFIRMATION

[Date]

Tenant Name:	Ideal Power Inc.

Address:	4120 Freidrich Lane, Suite 100
Austin, Texas, 78744

The undersigned hereby confirms to Agellan Commercial REIT U.S. L.P. ("Landlord’') that the following are the respective dates required to be specified with regard to the Data Sheet of that certain Lease dated 2014, between the undersigned, as tenant, and Landlord, as landlord, for the Premises described therein, and the undersigned hereby accepts the Premises.

Commencement Date:

Expiration Date:

IDEAL POWER INC.

By:
Name:
Title:

Accepted and agreed to this ____ day of ____________, ______.

AGELLAN COMMERCIAL REIT U.S. L.P.
By:	Agellan Commercial REIT U.S. GP, Inc.
Its General Partner

By:
Name:
Title:

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EXHIBIT D

MOVE OUT STANDARDS

Not later than the Restoration Date (as defined in the Lease), Tenant shall deliver the Premises to Landlord in the same condition as they were upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall deliver all keys to Landlord. Before delivery of the Premises to Landlord, Tenant shall remove all of its personal property and all alterations, additions, installations, improvements, partitions, Cabling and trade fixtures, all as and to the extent provided in Section 7 of this Lease. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be decmed abandoned and shall become the property of the Landlord.

The Tenant shall, on the Restoration Date, place the Premises in a condition that shall include, but is not limited to, the following:

1.	Lights:	Office and warehouse lights will be fully operational with all bulbs functioning.

2.	Dock Levelers & Roll Up Doors:	In good working condition.

3.	Dock Seals:	Free of tears and broken backboards repaired.

4.	Warehouse Floor:	Swept with no racking bolts and other protrusions left in floor. Cracks should be repaired with an epoxy or polymer.

5.	Tenant-Installed Equipment & Wiring:	Removed and space returned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.).

6.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

7.	Roof:	Any tenant-installed equipment must be removed and roof penetrations properly repaired by a licensed roofing contractor selected or approved by Landlord. Active leaks must be fixed and latest Landlord maintenance and repairs recommendation must have been followed.

8.	Signs:	All exterior signs must be removed and holes patched and paint touched up as necessary. All window signs should likewise be removed.

9.	Heating & Air Conditioning System:	A written report from a licensed HVAC contractor within the last three months stating that all evaporative coolers within the Premises are operational and safe and in good and safe operating condition.

10.	Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior premises.

11.	Upon Completion:	Contact Landlord’s property manager to coordinate date of turning off power, turning in keys, and obtaining final Landlord inspection of Premises.

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EXHIBIT E

WORK LETTER ADDENDUM

| Landlord Performs Work - Allowance]

1.          This Work Letter Addendum is attached to and a part of the Lease dated___________________________, 2014, (the "Lease") between Agellan Commercial REIT U.S. L.P. ("Landlord”) and Ideal Power lnc. ("Tenant’'), Tenant desires that Landlord perform certain leasehold improvement work in the Premises (as defined in the Lease)in accordance with the terms and conditions of this Work Letter Addendum.

2.          Tenant's Initial Plans: the Work. Tenant desires Landlord to perform certain leasehold improvement work in the Premises in substantial accordance with the plan (the "Initial Plan”) attached hereto as Schedule 1. Sueh work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 3 below), shall be hereinafter referred to as the “Work.” Within five (5) days following receipt of Landlord’s request thereof. Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord’s architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord’s approval, which Landlord agrees shall not be unreasonably withheld, provided they are consistent with the Initial Plan. Neither the approval by Landlord of the Work or the Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord’s performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises.

3.          Working Drawings. If necessary for the performance of the Work and not included as part of the Initial Plan, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the '‘Working Drawings”) based on and consistent with the Initial Plan and the other plans, drawings, specifications, finished details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 2 above. So long as the Working Drawings are consistent with the Initial Plan, Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord’s approval form then in use, whichever method of approval Landlord may designate. It is understood and agreed that Landlord shall have no obligation to proceed with the Work until Tenant has executed and delivered to Landlord that approved confirmation form.

4.          Performance of the Work: Allowance. Landlord shall cause the performance of the Work using building standard materials, quantities and procedures then in use by Landlord (“Building Standards”). Landlord shall pay for a portion of the “Cost of the Work” (as defined below) in an amount not to exceed $177,384.00 (the “Allowance”), and Tenant shall pay for the entire Cost of the Work in excess of the Allowance. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Allowance specified above exceeds the Cost of the Work. For purposes of this Agreement, the term "Cost of the Work” shall mean and include any and all costs and expenses of the Work, including, without limitation, the cost of any and all permits, plans, all architectural and engineering fees and costs, a construction management fee equal to four percent (4%) of the other costs comprising the Cost of Work, and all labor (including overtime) and materials constituting the Work.

5.          Payment. Prior to commencing the Work, Landlord shall submit to Tenant a written statement of the total Cost of the Work (which shall include the amount of any overtime projected as necessary) as then known by Landlord, and such statement shall indicate the amount, if any, by which the total Cost of the Work exceeds the Allowance (the “Excess Costs”). Tenant agrees, within five (5) business days after submission to it of such statement, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the Work, and Tenant shall also then pay to Landlord an amount equal to the Excess Costs. Landlord shall have no obligation to commence the Work until Tenant has fully complied with the preceding provisions of this Paragraph 5. In the event, and each time, that any change order by Tenant, unknown field condition, delay caused by acts beyond Landlord’s control or other event or circumstance causes the Cost of the Work to be increased after the time that Landlord delivers to Tenant the aforesaid initial statement of the Cost of the Work, Landlord may deliver to Tenant a revised statement of the total Cost of the Work, indicating the revised calculation of the Excess Costs, if any. Within five (5) business days after submission to Tenant of any such revised statement, Tenant shall pay to Landlord an amount equal to the Excess Costs, as shown in such revised statement, less the amounts previously paid by Tenant to Landlord on account of the Excess Costs, and Landlord shall not be required to proceed further with the Work until Tenant has paid such amount. Delays in the performance of the Work resulting from the failure of Tenant to comply with the provisions of this Paragraph 5 shall be deemed to be delays caused by Tenant.

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6.             Substantial Completion. Landlord shall cause the Work to be “substantially completed” on or before the scheduled date of commencement of the Term subject to Force Manure Delays and also subject to “Tenant Delays” (as defined and described in Paragraph 7 of this Work Letter). The Work shall be deemed to be “substantially completed” for all purposes under this Work Letter and the Lease if and when Landlord or Landlord’s contractor issues a written certificate to Tenant certifying that the Work has been substantially completed (i.e., completed except for “punch list” items listed in such certificate) in substantial compliance with the requirements of this Exhibit E. or when Tenant first takes occupancy of the Premises, whichever first occurs. If the Work is not deemed to be substantially completed on or before the scheduled date of the commencement of the Term, (a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) the Lease shall remain in full force and effect, (c) Landlord shall not be deemed to be in breach or default of the Lease or this Exhibit E as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) except in the event of Tenant Delays and notwithstanding anything contained in the Lease to the contrary, the Commencement Date of the Term shall be extended to the date on which the Work is deemed to be substantially completed and the Expiration Date of the Term shall be extended by the number of days by which the Commencement Date was extended together with the number of days required to make the Term expire on the next occurring last day of the month. At the request of either Landlord or Tenant in the event of Suez extensions in the commencement and expiration dates of the Term, Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting such extensions. Landlord agrees to use reasonable diligence to complete all punch list work listed in the aforesaid certificate promptly after substantial completion. Notwithstanding any term or provision of the Lease to the Guaranty, in the event the Work is substantially completed prior to the Commencement Date set forth on the Data Sheet of this Lease, the Commencement Date of this Lease shall be the date Landlord tenders possession of the Premises to Tenant with the Work substantially completed.

7.             Tenant Delays. There shall be no extension of the scheduled commencement or expiration date of the Term (as otherwise may be permissibly extended under Paragraph 6 above) if the Work has not been substantially completed on said scheduled commencement date by reason of any delay attributable to Tenant (“Tenant Delays”), including without limitation:

(a)          the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 2 above on or before the date stated in Paragraph 2 above;

(b)          the failure of Tenant to comply with the requirements of Paragraphs 3 or 5 above;

(c)          Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant’s requirements for special construction staging or phasing;

(d)          the performance of any Additional Work (as defined in Paragraph 8 below) requested by Tenant or the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

(e)          any other act or omission of Tenant or Tenant’s agents, employees or contractors.

8.             Additional Work. Upon Tenant's request and submission by Tenant (at Tenant’s sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Plans ("Additional Work”) and the approval by Landlord of such Additional Work (which approval may be granted, withheld and/or conditioned by Landlord, in Landlord’s sole discretion), Landlord shall perform Suez Additional Wrork, at Tenant’s sole cost and expense, subject, however, to the following provisions of this Paragraph 8. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, and, concurrently with such statement of EOT, Landlord shall also submit to Tenant a proposed tenant extra order (the “TEO”) for the Additional Work in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work within five (5) business days after Landlord’s submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-business day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Plans.

9.            Tenant Access. Landlord hereby grants to Tenant a license to have access to the Premises at any time after the date which is sixty (60) days prior to the scheduled Commencement Date set forth on the Data Sheet to allow Tenant to install its furnishings, fixtures and equipment in the Premises to make the Premises ready for Tenant’s use and occupancy (the “Tenant’s Pre- Occupaney Work”). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

(a)          Tenant shall give to Landlord a written request to have such access to the Premises not less than two (2) business days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) copies of all plans and specifications pertaining to Tenant’s Pre-Occupancy Work; (ii) copies of all licenses and permits required in connection with the performance of Tenant’s Pre-Occupancy Work; (iii) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant’s Pre- Occupancy Work; and (vii) assurances of the ability of Tenant to pay for all of Tenant’s Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant’s Pre- Occupancy Work.

E-2

(b)          Such pre-Term access by Tenant and its representatives shall be subject to scheduling by Landlord.

(c)          Tenant’s employees, agents, contractors, workers, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord’s agents in performing the Work and any Additional Work in the Premises, Landlord’s work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, including, without limitation, a strike or other labor dispute, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours’ prior written notice to Tenant.

(d)          Any such entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant pursuant to this Section 9 shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, (specifically including the provisions regarding Tenant’s improvements and alterations to the Premises), and excluding only the covenant to pay Base Rent, Operating Costs and utilities prior to the Commencement Date. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s Pre-Occupancy Work made in or about the Premises or to property placed therein prior to the commencement of the Term, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work or Additional Work to the extent caused by Tenant or any of Tenant’s employees, agents, contractors, workmen or suppliers.

10.         Lease Provisions. The terms and provisions of the Lease are hereby supplemented. In the event of any conflict between the provisions of the Lease and the provisions of this Work Letter, the provisions of this Work Letter shall control. All amounts payable by Tenant to Landlord under this Work Letter shall be deemed to be additional rent under the Lease.

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SCHEDULE 1

Office 1
Office 2
Office 3
Office 4
Office 5
Office 6
Office 7
Office 8
Office 9
Office 10
Break Room
Exec Conference
Reception
Large Conference